NINTH AMENDMENT TO LEASE
                       ------------------------



NINTH AMENDMENT TO LEASE, made this 13th day of May 1997, by and between PACIFIC METROPOLITAN CORPORATION, a Delaware Corporation

(successor-in-interest to Carven Associates) having an office at

3000 Executive Parkway, Suite 236, San Ramon, California 94583

("Landlord") and ANNTAYLOR, INC. a Delaware Corporation having an office at 142 West 57th Street, New York, New York 10019 ("Tenant").



                             WITNESSETH
                             ----------



WHEREAS, under date of March 17, 1989, Landlord and Tenant entered into a lease as amended pursuant to agreements dated November 14, 1990 (First

Amendment), October 1, 1993 (Extension and Amendment), April 14, 1994

(Modification of Amendment and Extension to Lease), March 14, 1995

(Fifth Amendment), January 5, 1996 (Sixth Amendment), June 5, 1996

(Seventh Amendment), and the undated (Eight Amendment), together,

collectively referred to as the "Lease" affecting the entire second (2nd),

third (3rd), fourth (4th), fifth (5th), sixth (6th), fourteenth (14th)

floor and a portion of the seventeenth (17th) floor (the "Existing

Premises"), deemed to comprise 93,275 rentable square feet, in the commercial condominium unit (the "Building") of which the Premises form a part known by the street address of 142 West 57th Street, New York,

New York;





WHEREAS, Tenant desires that the entire seventh (7th) and eighth (8th)

floors, deemed to comprise 28,500 rentable square feet, be added to the space demised under the Lease, which Premises shall be deemed to comprise a total of 121,775 rentable square feet;



NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:




     1.      Landlord hereby leases to Tenant, and Tenant hereby hires from

Landlord, the entire seventh (7th) and eighth (8th) floors of the Building,

substantially as shown in Exhibit A, Pages 1 and 2 annexed hereto and made
                          ---------  -------------
a part hereof (the "Additional Space"), upon and subject to all of the executory terms, covenants, conditions and limitations contained in the

Lease, except as otherwise provided for herein, for a term to commence on August 1, 1997 (the "Effective Date") and to end on the September 30,

2006 unless sooner terminated pursuant to any of the terms, covenants or conditions of the Lease or pursuant to law.




     2.      As of the Effective Date, the Lease shall be deemed amended as follows:



        a.      The Premises shall include the Additional Space as shown

on Exhibit A, Pages 1 and 2 for all purposes of the Lease;



        b.      The Fixed Rent as defined in Schedule A of the Lease and as increased pursuant to the Amendments listed above shall be increased (i) by

Nine Hundred and Twelve Thousand ($912,000) Dollars per annum for the period from October 1, 1997 to and including July 31, 2000 (ii) and by Nine Hundred

Ninety Seven Thousand Five Hundred ($997,500) Dollars per annum for the period from August 1, 2000 to and including the Expiration Date inclusive,

which amounts shall be payable in equal monthly installments in advance on the first day of each and every calendar month during the term of this Lease.



        c.      Tenant's Percentage (as defined in Section 39A (vi) of the

Lease) shall be increased by 13.39%.



        d.      Tenant's Tax Base Year (for the purposes of the space added by this Amendment) shall be the calendar year 1997.



        e.      Tenant's Operating Expense Percentage (as defined in Section

40A(iii) of the Lease) shall be increased by 13.39%.




        f.      Tenant's Operating Expense Base Year (for the purposes of the space added by this Amendment) shall be 1997.



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Page 2



        g.      Landlord shall not be obligated to perform any work or

construction in the Space in order to make it ready for Tenant's occupancy.

Tenant represents that it has inspected the Space and agrees to accept same absolutely "as is".





        h.      Tenant shall obtain electric from the seventh (7th) and

eight (8th) floors in accordance with Paragraph 46B of the Lease, for which

Landlord has or will supply meter pans for separate meters for the floor.





     3.      Landlord and Tenant covenant, warrant and represent to each other that no broker was instrumental in bringing about or consummating this Agreement and that neither party had any conversations or negotiations with any broker concerning the leasing of the Premises.

Landlord and Tenant each agree to indemnify, defend and hold the other harmless from any and all claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including,

without limitation, attorney's fees and expenses arising out of any breach of the covenants, warranties and representations contained in this

Paragraph 3 made by Landlord or Tenant, as the case may.





     4.      In the event other space becomes available for lease in the

Building, Landlord shall notify Tenant of its availability.  Tenant shall respond to Landlord's notification as soon as reasonably possible with reference to Tenant's desire to have such additional space.  Landlord's obligation under this clause shall be of notification only.  Landlord shall not be obligated to lease the space to AnnTaylor, Inc.




     5.      Landlord shall grant to Tenant the use of four (4) window boxes in the lobby of the building.  Contents of window boxes must be approved by

Landlord.  Should Landlord need the window box(es) for other purposes,

Landlord, without penalty, may reclaim any or all of the window boxes at any time.




     6.      The terms of this agreement cannot be changed orally, but only by an instrument in writing executed by both parties.




     7.      Except as herein expressly modified, the Lease is unmodified and is ratified and confirmed in all respects.



     8.      The terms, covenants and provisions contained in this Agreement are binding on and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns.





IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Agreement as of the day and year first above written.



                                LANDLORD:


                                PACIFIC METROPOLITAN CORPORATION


                                BY:  /s/ David A. Hennefer
                                    -----------------------------
                                         David A. Hennefer
                                         Assistant Secretary



                                TENANT:

                                ANNTAYLOR, INC.


                                BY:  /s/Valerie Richardson
                                     ------------------------------
                                         Valerie Richardson
                                         Senior Vice President
                                         Real Estate and Development




============================================================================
                                                          EXHIBIT A
                                                          PAGE 1






                     DIAGRAM OF 7TH FLOOR AND NOTATION OF
                     SQUARE FOOTAGE OF 14,250 R.S.F.






===========================================================================

                                                          EXHIBIT A
                                                          PAGE 2



                            DIAGRAM OF 8TH FLOOR OF 142 WEST
                            57TH STREET.